United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 22, 2025

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-38884	25-1440803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Nitterhouse Drive, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐   Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations

The news release of Franklin Financial Services Corporation, dated July 22, 2025 and attached as Exhibit 99.1, announces its earnings for the three and six months ended June 30, 2025 and is incorporated by reference herein.

Item 8.01 Other Events

On July 17, 2025, the Board of Directors of Franklin Financial Services Corporation declared a $.33 per share regular cash dividend for the third quarter of 2025.  This compares to a $.33 per share regular cash dividend for the second quarter of 2025 and represents a 3.1% increase over the third quarter 2024 dividend of $.32 per share.  The regular quarterly cash dividend will be paid August 27, 2025 to shareholders of record at the close of business on August 1, 2025.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed herewith:

Number Description

99.1  News Release, dated July 22, 2025 of Franklin Financial Services Corporation

104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Craig W. Best

Craig W. Best

President and Chief Executive Officer

Dated: July 22, 2025